EXHIBIT 10.5

NETVOICE TECHNOLOGIES, INC.

                            BROKER AGREEMENT

          This brokerage agreement is made this 18th date of September 1998, by and between NetVoice Technologies, Inc., ("NVT" or the "Company"), a Nevada corporation with its principal place of business at 13747 Montfort Dr., Ste. 101, Dallas, Texas, 75240 and Unlimited Tech, Inc., (Broker), with its principal place of business at 12790 Merit Drive, Park Central IX, Ste. 600, Dallas, Texas, 75251.

          Broker has knowledge of potential customers. The Parties desire to combine their experience for the purpose of marketing Company's telecommunications services ("Services") in the Territory
          NOW THEREFORE, in consideration of the foregoing and the mutual covenants, premises and conditions set forth herein, Company and Broker intending to be legally bound agree as follows:

     1.   Definitions
          -----------
          As used in this Agreement, the following terms shall have the following meanings:

     1.1 CUSTOMER. "Customer" shall mean entities located in the Territory which enter into a contractual relationship with Company for the purchase of Services as a result of the efforts of Broker.

     1.2 CUSTOMER CONTRACT. "Customer Contract" shall mean a contract for the provision of Services to Customers.

     1.3 SERVICES. "Services" shall be the provision of telecommunication services.

     1.4 TERRITORY. "TERRITORY" shall be as stated in Exhibit "A" to this Agreement.

     1.5 COMMISSIONS: "Commissions" are outlined in Exhibit "A" to this Agreement.

     2.   Scope and Purpose of the Brokerage Agreement
          --------------------------------------------

          Company and Broker hereby agree to undertake a brokerage arrangement for the purpose of pursuing and developing telecommunication business to and for companies having a principal place of business in the Territory.

     3.   Nonexclusive Agreement
          ----------------------

          The Agreement is a nonexclusive brokerage agreement between the Parties. Accordingly, Company shall have the right to enter into agreements with Parties other than Broker, with respect to the sale of Services, and Broker shall have the right to enter into other agreements with Parties other than Company, with respect to the sale of services similar to the Services.

     4.   Relationship of the Parties
          ---------------------------

     4.1 The relationship of Company and Broker under this Agreement is that of independent contractors and that relationship shall continue as such throughout the term of this Agreement and any extension thereof. It is further agreed that nothing contained in this Agreement shall be construed to Constitute either Party as a partner, officer, employee or agent of the other, and no officer, employee or agent of either Party shall be or be deemed to be the officer, employee or agent of the other.

     4.2 Broker shall not have the authority to make any agreement or commitment, nor incur any liability on behalf of Company, nor shall Company be liable for any acts, omissions to act, contracts, commitments, promises or representations made by Broker, except as specifically authorized in this Agreement or as the Parties may hereafter agree in writing.

     4.3 Company represents and warrants that it has all necessary rights, including but not limited to property, patent, trademark and other intellectual property rights, to enable it and Broker to carry out their respective rights under this Agreement or any Customer Contract. In the event Broker or its customers are enjoined from their use of Company products due to a proceeding based upon any infringement of any patent, trademark, copyright or trade secret Company shall have the following options:
     (i) Promptly render the Company product non-infringing and capable of providing services as intended; or

     (ii) Procure for Customer the right to continue using the Company product; or

     (iii) In the event that none of the foregoing options is available, remove the Company product or services and refund the purchase price thereof less depreciation for use, if any.

     4.4 (a) Each Party hereto agrees to indemnify and hold the other Party harmless against and from any and all losses, claims, damages or liabilities, joint or several, including reimbursement for legal expenses, under any statute, code, at common law, or otherwise, to which the other party may become subject as the result of acts, whether of commission or omission, by the offending Party in connection with any of the transactions contemplated by this Agreement, provided however, that the offending Party shall be liable in any such case only to the extent that any such loss, claim, damage or liability (i) is found in a final judgment by a court to have resulted from a violation of law by the offending party in connection with the performance of its duties hereunder; (ii) results from that Party's gross negligence or gross misfeasance in performing under this Agreement or under any Customer Contract; or (iii) results from the offending Party's material breach of any representation, warranty, covenant or agreement pertinent to this Agreement or to any Customer Contract.

          (b) The indemnity provisions, as set forth in this Article 4 shall survive the termination of this Agreement for any reason.

     5.   Responsibilities of the Parties
          -------------------------------

          5.1 AS TO BROKER. Broker shall undertake research for the purpose of identifying entities having a place of business in the Territory and which offer a promising marketing opportunity for Company's Services. Broker shall provide to Company all support as reasonably appropriate throughout the marketing and proposal stages of business development. Broker shall at all times retain the right, solely or jointly with any other party, to pursue other opportunities.

          5.2 AS TO COMPANY. Company can serve as proposal manager for the preparation of proposals submitted to major targeted customers hereunder. Company shall serve as prime contractor on contracts awarded pursuant to the agreement or proposal. Broker shall have the opportunity to propose its services to Company on any such contract and in the event that Company determines it has a need for such services, Company shall accept Broker's services at it's sole discretion.

     5.3 JOINTLY. In accordance with the marketing plan developed by the Parties. Each Party agrees to confer with the other as to the means by which they shall market, promote, and solicit targeted entities to purchase Company's Services. Such efforts shall include the commitment by each Party of sales, technical and executive management resources.

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     5.4  DISCLOSURE OF THIRD PARTY BROKERS.  The Company requires that any third party broker that becomes involved in selling the Company's products and services through the Broker, be fully disclosed. The Company's obligations are directed solely to the Broker and the Company has no obligations to any third party. The Broker must adhere to the obligations and terms of this Agreement and take responsibility for any third party relationships.

     5.5 CONTRACTS. Within ten days of the execution of this Agreement, each Party shall designate an individual to serve as a principal point of contact for communication with the other Party and for coordinating the Party's activities related to the Agreement. Any change in the designated point of contact shall be communicated promptly to the other Party.

     6.   Payment Terms
          -------------

     6.1 In consideration of Broker's efforts to obtaining Customers for Company, Company agrees to pay to Broker a fee based upon the funds received by Company from Customers that which Customer Contacts were entered into during the term of this Agreement as shown on Exhibit A attached hereto.

     6.2 Payments shall be made monthly, within thirty days of the close of a calendar month, based upon actual Customer Payments received by Company within such calendar month.

     6.3 All payments hereunder shall be made in U.S. dollars, and shall be made by check or bank transfer to the order of Broker.

     6.4 Notwithstanding the termination of this Agreement for any reason, Broker shall continue to receive the commissions provided herein, except that such commissions shall be based on Customer Payments generated solely by Customer Contracts entered into prior to such termination. Payments will only be made to the named party as stated on this Agreement. All other terms and conditions of payment as provided herein shall continue to apply.

     6.5 Each Party shall pay all costs and expenses associated with discharging its responsibilities under this Agreement.

     7.   Compliance with Laws
          --------------------

     7.1 The Parties agree that in carrying out their duties and responsibilities under this Agreement, they will neither undertake nor cause nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules or regulations in effect in the Territory; or (ii) would have the effect of causing the other party to be in violation of any laws, decrees, rules or regulations in effect in the Territory.

     7.2 The Parties agree that in connection with this Agreement, they will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to any government official or employee with the intent to (i) influence any official act or decision of such official or employee, or (ii) induce such official or employee to use his influence to affect or influence any act or decision of a government or of any subdivision thereof, in order to assist either Party in obtaining or retaining business or in directing business to any person.

     7.3 Each party agrees to notify the other Party immediately of any extortive solicitation, demand or other request for anything of value, by or on behalf of any official or employee of any government or of any subdivision thereof, relating to the subject matter of this Agreement.
     8.   Export/Re-export of U.S. Origin Technology
          ------------------------------------------

     8.1 All technology, data, or goods provided by Company in pursuit of or in performance of a contract award are of United States origin. Broker agrees that no U.S. origin technology, data, or goods provided in fulfillment of this Agreement or any resulting contract will be transmitted or communicated outside the United States or to any foreign person, whether within or outside the United States ("exported" or "reexported"), either directly or through other Parties, by Broker without prior receipt of any necessary U.S. government approvals.

     8.2 Broker agrees to make native inquiry or to cause any targeted foreign-owned customer to make inquiry to Company as to the necessity of the approvals called for by this Article. Company will exercise its best efforts to obtain the necessary U.S. Government approvals. Broker will cooperate fully with Company to furnish any information or to perform any task which is requisite to such U.S. Government approval. Company shall not be liable in any way for delays in obtaining U.S. Government approval for the export or reexport of U.S. origin data or goods, nor shall Company be liable for the U.S. Government's denial of such approval.

     8.3 Notwithstanding any other provision in this Agreement, each Party hereby indemnifies, holds harmless, assumes legal liability for, and agrees to defend the other, its agents, employees, officers and directors from any and all costs and expenses, including but not limited to attorneys' fees, and all other sums which such other Party may pay or become obligated to pay, on account of any, all, and every demand or claim, or assertion of liability, or any claim or action founded thereon, arising out of a breach of the indemnifying Party's obligations under this Article 8.

     9.   Confidentiality of Information and Public Disclosure
          ----------------------------------------------------

          The Non Disclosure Agreement of even date herewith, by and between the Parties hereto, is hereby made a part of this Agreement with full force and effect and is appended hereto as Attachment 1. The aforesaid Non Disclosure Agreement shall survive termination of this Agreement for any reason.

          The parties agree not to disclose any of the terms and conditions of this Agreement without the express written consent of the other party, except as may be required by law or governmental rule or regulation, or to establish either party's rights under this Agreement, provided, however, that if one party seeks to disclose for reasons not requiring the other party's consent, that party will limit the disclosure to the extent required, will allow the other party to review the information disclosed and will apply where available, for confidentiality, protective orders and the like. Any review under this paragraph will not be construed to make the reviewing party responsible for the content of any disclosure.

     10.  Term and Termination
          --------------------

     10.1 TERM. This Agreement shall become effective upon execution by both Parties and shall continue in full force and effect for the agreed period of thirty-six (36) months from the date first written above, and shall be automatically renewed thereafter for successive twelve (12) month periods, unless terminated earlier by the mutual agreement of the Parties or in accordance with the provisions set forth in Subparagraph 10.3 herein.

     10.2 COMMISSIONS. Company agrees to pay Broker the fees according to the schedule set forth in Exhibit A. All monies paid to Broker shall be based solely upon payments which Company collects from such reseller. In the event that a reseller delays or forfeits payment to Company for any reason, or defrauds Company in any way, Company is in no way financially responsible to Broker for any delayed or lost commissions related to that reseller. Broker will be entitled to any and all above stated commissions for as long as this Agreement with Broker is in effect and Broker is not in breach thereof.

     10.3 TERMINATION. Either Party shall have the right to terminate this Agreement for "cause" at any time, by giving written notice to the other party in the event that the other party: (i) commits a noncurable default or violation of this Agreement; or (ii) commits a curable default or violation of this Agreement which is not remedied within thirty days after written notice thereof.

     Arbitration
     -----------

     11.1 Any dispute, controversy or claim between Company and Broker arising out of or relating to this Agreement, or the breach, termination or validity thereof shall be finally settled by arbitration, conducted on a confidential basis, under the Federal Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (Association). The arbitrators shall determine the matters in dispute strictly in accordance with the term of this Agreement and the substantive domestic law of the State of Texas, excluding its principles of conflicts of laws.

     11.2 The arbitration shall be conducted by three arbitrators at the Association's regional office located nearest to Dallas, Texas. Each Party shall choose one arbitrator and the chosen arbitrators shall select a third arbitrator.

     11.3 The award of the arbitrators shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, provided that the arbitrators shall have no authority to award punitive damages or any other form of noncompensatory damages. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Each Party shall bear its own cost of the arbitration, including but not limited to the cost of attorney's fees, and each shall bear one-half of the cost of the arbitrators' fees.

     11.4 Neither Party shall institute a proceeding hereunder unless at least sixty days prior thereto such Party shall have furnished to the other party written notice by certified mail of its intent to do so. Notice to either Party shall be addressed to the point of contact designated pursuant to Subparagraph 5.4 herein.

     11.5 Neither Party shall be hereby excluded from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but shall such not be sought as a means to avoid or stay arbitration.

     12.  Non-solicitation of Employees
          -----------------------------

          During the term of this Agreement, no organizational unit of either Party working under this Agreement shall solicit employees of the other Party's organizational unit working under this Agreement without the other Party's prior written authorization.

     13.  Entire Agreement
          ----------------

          Each party acknowledges that it has read this Agreement, fully understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement between the Parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement cannot be modified or altered except by a written instrument duly executed by authorized executive officers of both Parties.

     14.  Assignment
          ----------

          This Agreement may not be assigned by Broker whether by merger, acquisition, consolidation, operation of law or otherwise without the prior written consent of an authorized executive officer of Company.

     15.  Governing Law
          -------------

          This Agreement shall be governed by the laws of the State of Texas excluding its principles of conflicts of laws and the Parties hereto irrevocably commit to the jurisdiction and venue of the United States federal district court for the District of Texas to resolve any disputes arising hereunder and related hereto.

     16.  Waiver
          ------

          No delay or omission by either Party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

     17.  Separability
          ------------

          If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both Parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If such illegal, unenforceable or void provision does not relate to the payments to be made to Company hereunder and if the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

     18.  Background, Enumerations and Headings
          -------------------------------------

          The "Background," enumeration's and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement under seal effective the date first written above.



NetVoice Technologies, Inc.             Unlimited Tech, Inc.

By: /s/ BILL BEDRI                      By: /s/ JACK PILON
   --------------------------              -----------------------------

Print Name: Bill Bedri                  Print Name: Jack Pilon
           ------------------                      ---------------------

Title: President & CFO                  Title: President
      -----------------------                 --------------------------

Date: 9/18/98                           Date: 9-18-98
     -------------------------               ---------------------------

                                Exhibit A

Territory: (list specific accounts, market segment and or territory)

_______________________________________________________________________


Target Customer(s) Name*                Address/City/Telephone No.





* Company will allow a maximum timeline of 6 months for account protection, unless prior approval. Broker must have prior relationship with account to obtain protection.

Rates and Commissions
---------------------

Pre-paid Calling rates
The following rate schedule is based on face value cards at:

800/888 Access         $.15/minute (up to 66 minutes per $10.0 card)
Local Access           $.10/minute (up to 100 minutes per $10.00 card)

     *    Local service ONLY available in certain Company cities.
          888 service is available throughout the 48 continental states for origination.
     * International rates, Alaska and Hawaii are priced per minute according to the published international rates provided by Company
     * A flat access charge of $.45 per call is accessed to the pre-paid calling card using the 800/888/877 access number. This covers FCC imposed payphone charges, local access fees and international connection.
     *    Billing increments: 1 minute (60 seconds)
     *    Cards expire six (6) month from activation
     *    Price includes the cost of the card (standard stock).
          Customized cards have a minimum quantity of 10,000 cards and set-up costs associated. Contact Company for pricing and terms.

Brokerage Commissions

     The fee to be paid by Company to Broker pursuant to Subparagraph 6.1 herein as follows:

     On-Net Access:      Broker to receive prepaid rate per minute less
                         $.065 per minute
     Off-Net Access:     Broker to receive prepaid rate per minute less
                         $.115 per minute
     International       Broker to receive commission equal to 15% of
                         prepaid rate per minute plus 50% of per call surcharge if applicable (To be determined by Broker)

Rechargeable Accounts:

     Company will offer a rechargeable program. This program is optional to the reseller. All recharges handled through Company customer service or through Company website at www.netvoice.net. The above commissions are applicable on all recharge sales.

Hardware:

Direct Sale of terminals:

     Company will provide prepayer terminals to Broker under the following schedule. Terminals will be automatically priced at 1000 unit price ($250.00) for the initial six month period of this Agreement, after which pricing shall be per quantity actually attained.

     1 - 499 terminals:            $350.00 each
     500-999     "                  300.00  "
     1000+       "                  250.00  "

This does include any optional equipment.

Monthly Prepayer Service Fee:      $19.95 per month

     Company shall pay broker 50% of monthly prepayer service fee.



Optional Products and Services

     Pricing for various POS items, signage, card inventories, etc., shall be as agreed upon under separate cover between Company and Broker.

On-Net Cities as of the date of this Agreement:

     Texas:    Dallas, Ft. Worth, Houston, Austin, San Antonio
     Oklahoma: Oklahoma City, Tulsa



NetVoice Technologies, Inc.             Unlimited Tech, Inc.

By: /s/ BILL BEDRI, Pres.               By: /s/ JACK PILON, Pres.
   --------------------------              -----------------------------


Date: 9/18/98                           Date: 9-18-98
     -------------------------               ---------------------------

                              Attachment 1

                     MUTUAL NON-DISCLOSURE AGREEMENT

NetVoice Technologies, Inc., with offices located at 13747 Montfort Dr.,Ste. 101, Dallas, Texas 75240, for itself and its affiliated companies ("Company"), and Unlimited Tech, Inc. with offices at 12790 Merit Dr., Park Central IX, Ste. 600, Dallas, Texas, 75251, for itself and its affiliated companies ("Broker"), in consideration of the mutual covenants of this Agreement, hereby agree as follows:

     1. In connection with ongoing discussions between Broker and Company concerning possible transactions (the "Transactions"), each party to this Agreement may wish to disclose certain proprietary and confidential information to the other party on a confidential basis.
Such proprietary or confidential information ("Information") includes any and all technical and non-technical information, including without limitation, information concerning financial, accounting or marketing reports, business plans, analysis, forecasts, predictors, intellectual property, trade secrets and know-how disclosed in connection with the Transactions. "Information" may take the form of documentation, drawings, specifications, software, technical or engineering data and other forms, and may be communicated orally, in writing, by electronic or magnetic media, by visual observation and by other means. "Information" includes any reports, analysis, studies or other material, whether prepared by the receiving party or otherwise, that contains or are based upon proprietary or confidential information covered by this Agreement.

     2. "Representatives" means the controlled affiliates of either party, and the respective directors, officers, employees, attorneys, s and other agents and advisors of either party or of the controlled affiliates of either party. Each party shall be responsible for any breach of this Agreement by its respective Representatives and shall take all reasonably necessary measures to restrain its Representatives from unauthorized disclosure or use of information.

     3. All information which is disclosed by one party to the other in connection with discussions relating to the Transactions, whether before or after the date of execution of this Agreement, shall automatically be deemed proprietary or confidential and subject to this Agreement unless otherwise confirmed in writing by the disclosing party. In addition, the existence and terms of this Agreement, and the fact and substance of Company's discussions and correspondence with Broker relating to the Transactions, including the identification of either party by name or identifiable in connection with the parties' participation in such process, shall be deemed information of both parties and shall not be disclosed by either party without the consent of the other party.

     4. With respect to information disclosed under this Agreement, the party to whom the information is disclosed and its Representatives shall:
               a. hold the information in confidence, exercising a degree of care not less than the care used by such party to protect its own proprietary or confidential information that it does not wish to disclose, and in no event less than a reasonable degree of care;
               b. restrict disclosure of the information solely to those Representatives with a need to know and not disclose it to any other person;
               c. advise those Representatives of their obligations with respect to the information; and
               d. use the information only in connection with continuing discussions by the parties concerning the Transactions, except as may otherwise be mutually agreed upon in writing, and shall reproduce such information only to the extent necessary for such purpose.

     5. Information shall be deemed the property of the disclosing Party and, within ten (10) business days upon written request from the disclosing party, the other party will return all such information received in tangible form to the disclosing party or will destroy all such information.

     6. The party to whom information is disclosed shall have no obligation to preserve the proprietary or confidential nature of any information which:

               a. was previously known to such party free of any obligation to keep it confidential; or

               b. is or becomes publicly available by means other than unauthorized disclosure; or

               c. is developed by or on behalf of such party independent of any information furnished under this Agreement; or

               d. is received from a third party whose disclosures does not violate any confidentiality obligation.

     7. Neither this Agreement, nor the disclosure of Information under this Agreement, nor the ongoing discussions and correspondence by the parties concerning the Transactions or any other matter, shall constitute or imply any promise or intention to make any purchase or use of products, facilities or services by either party or its affiliated companies or any commitment by either party or its affiliated companies with respect to any other present or future transaction. If, in the future, the parties elect to enter into binding commitments relating to the Transactions or any transaction, such commitments will be explicitly stated in a separate written agreement executed by both parties, and the parties hereby affirm that they do not intend their discussions, correspondence, and other activities to be construed as forming a contract relating to the Transactions or any other transaction without execution of such separate written agreement.

     8. Each party retains the right, in its sole discretion, to determine whether to disclose its information to the other party, and disclosure of information of any nature shall not obligate the disclosing party to disclose any further information.

     9. Each party (a) acknowledges that neither makes any representatives or warranty (express or implied) as to the accuracy or completeness of any information, and (b) agrees to assume full responsibility for all conclusions it may derive from the information. Each party hereby expressly disclaims any and all liability that may be based, in whole or in part, on any information, errors therein or omissions therefrom.

     10. In the event that the receiving party or its employees or Representatives (a) need (for securities law purposes) to make disclosures of information or (b) are required by law, regulations, or government agency or court orders, interrogatories, requests for information or documents, subpoenas, or civil investigative demands to disclose any information, in the case of (a) the receiving party shall provide the disclosing party with prompt written notice so that the disclosing party can work with the receiving party to limit the disclosure to the greatest extent possible consistent with legal obligations (it being understood that disclosure of the name of the other party will never be made without that party's prior written consent); or in he case of (b) the receiving party shall use its reasonable efforts to minimize such disclosure and obtain an assurance that the recipient shall accord confidential treatment to the information, and shall notify the disclosing party contemporaneously of such disclosure.

     11. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any information disclosed, or under any trademark, patent, copyright, mask work or nay other intellectual property right of either party. None of the information which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights, mask works or any other intellectual property right.

     12. Each party agrees that it will not, without the prior written consent of the other, transmit, directly or indirectly, the information received from the other hereunder or any portion thereof to any country outside of the United States.

     13. This Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns.

     14. This Agreement shall be governed by and construed in accordance with the local laws of the State of Texas without regard to conflict of law principles.

     15. This Agreement shall become effective as of the date of which it is first executed below ("Effective Date"), provided that this Agreement shall cover all information disclosed by one party to the other whether before or after the Effective Date. Disclosures of information under this Agreement may take place for a period (the "Information Disclosure Period") of two (2) years after the Effective Date. The obligations of the parties contained in Paragraphs 5, 10 and 12 shall survive and continue beyond the expiration of the Information Disclosure Period by a further period of two (2) years.

     16. Each party agrees that the disclosing party wold be irreparably injured by a breach of this Agreement by the receiving party or its Representatives and that the disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be exclusive remedies for a breach of this Agreement, but shall be addition to all other remedies available at law or in equity.

     17. This Agreement (a) constitutes the entire understanding between the parties with respect to information provided in connection with the Transactions, (b) supersedes all prior agreements between the parties with respect to information provided in connection with discussions relating to the Transactions and (c) shall bind each party with respect to all information received by it prior to the expiration of the Information Disclosure Period. No amendments or modification of this Agreement shall be valid or binding on the parties unless made in writing and executed on behalf of each party by its duly authorized representative.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf as of the Effective Date.


NetVoice Technologies, Inc.             Unlimited Tech, Inc.

By: /s/ BILL BEDRI                      By: /s/ JACK PILON
   --------------------------              -----------------------------

Print Name: Bill Bedri                  Print Name: Jack Pilon
           ------------------                      ---------------------

Title: President & CFO                  Title: President
      -----------------------                 --------------------------

Date: 9/18/98                           Date: 9-18-98
     -------------------------               ---------------------------

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